Exhibit 4.1

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (as amended from time to time, this “Agreement”), is made as of the 1st day of October, 2025, by and among Aspen Neuroscience, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series B Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series Seed Preferred Stock, or Series Seed-2 Preferred Stock and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of March 2, 2022, by and among the Company and such Existing Investors (the “Prior Agreement”).

WHEREAS, the Existing Investors are holders of at least two thirds (2/3) of the Registrable Securities of the Company (as defined in the Prior Agreement), and a majority of the Registrable Securities outstanding and held by the Major Investors (as defined in the Prior Agreement) (the “Required Holders”) and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (as amended from time to time, the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, the Required Holders and the Company.

NOW, THEREFORE, the Company and the Existing Investors hereby agree that the Prior Agreement shall be amended and restated and replaced in its entirety by this Agreement:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. Notwithstanding anything to the contrary, for purposes of this Agreement, in no event shall any portfolio company of any Person be an “Affiliate” of such Person.

1.2 “ARCH” means, collectively, ARCH Venture Fund X, L.P. and ARCH Venture Fund X Overage, L.P.

1.3 “Board of Directors” means the board of directors of the Company.

1.4 “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.5 “CFIUS” means the Committee on Foreign Investment in the United States.

1.6 “CFIUS Filing” means a Declaration or CFIUS Notice.

1.7 “CFIUS Notice” means a notification of a Potential CFIUS Transaction submitted to CFIUS pursuant to the DPA.

1.8 “CFIUS Approval” means, following a CFIUS Filing with respect to a Potential CFIUS Transaction, the applicable Investor and the Company shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the Potential CFIUS Transaction is not a “covered transaction” and not subject to review under the DPA; (ii) CFIUS has completed an assessment of the Declaration or a review or investigation of the Potential CFIUS Transaction based on a CFIUS Notice and has concluded all action under the DPA; or (iii) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and either (A) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Potential CFIUS Transaction or (B) the President has not announced a decision to take any action to suspend or prohibit the Potential CFIUS Transaction within fifteen (15) days after the earlier of (x) the date upon which CFIUS has completed its investigation of the Potential CFIUS Transaction or (y) the date on which CFIUS has referred the Potential CFIUS Transaction to the President for action.

1.9 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.10 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in a business that is competitive with the Company, as determined in good faith by the Board of Directors, but shall not include Gilead, any of the VC Investors (as defined below) or any Affiliate of Gilead (which shall include, for the avoidance of doubt, Kite Pharma, Inc. and its Affiliates) or any of the VC Investors.

1.11 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.12 “Declaration” means (i) a mandatory declaration of a Potential CFIUS Transaction filed with CFIUS pursuant to the DPA if 31 C.F.R. §800.401(b) or (c) apply to such Potential CFIUS Transaction at issue or (ii) a voluntary declaration of a Potential CFIUS Transaction filed with CFIUS pursuant to the DPA.

1.13 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.14 “DPA” means the Defense Production Act of 1950, as amended, and all rules and regulations issued and effective thereunder.

1.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.16 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.17 “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.18 “Form S‑1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.19 “Form S‑3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.20 “Frazier” means Frazier Life Sciences X, L.P.

1.21 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.22 “Gilead” means Gilead Sciences, Inc.

1.23 “GV” means GV 2021, L.P.

1.24 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.25 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.26 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.27 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.28 “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.29 “Key Holder Registrable Securities” means (i) the shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.30 “LYFE” means, collectively, LYFE Capital Fund III (Phoenix), L.P. and LYFE Capital Fund IV (Phoenix), L.P.

1.31 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,404,754 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion (as defined in the Certificate of Incorporation)); provided, however, that any such person shall cease to be considered a Major Investor for purposes of this Agreement if such Investor or its Affiliate becomes a Fully Defaulting Stockholder (as defined in the Certificate of Incorporation).

1.32 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.33 “OrbiMed” means OrbiMed Private Investments VII, L.P.

1.34 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.35 “Potential CFIUS Transaction” means any subsequent offering or issuance of New Securities pursuant to Subsection 4.1.

1.36 “Preferred Directors” means any director of the Company that the holders of record of the Preferred Stock or any series thereof are entitled to elect, exclusively and as a separate class or series, as applicable, pursuant to the Certificate of Incorporation.

1.37 “Preferred Stock” means shares of the Company’s Series C Preferred Stock, Series B Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series Seed Preferred Stock, and Series Seed-2 Preferred Stock, collectively.

1.38 “Pro Rata Portion” means, as to a Major Investor, the fraction equal to (a) the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor, but excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to a Special Mandatory Conversion), divided by (b) the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding, but excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to a Special Mandatory Conversion).

1.39 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to a Special Mandatory Conversion; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1 (and any other applicable Section or Subsection with respect to registrations under Subsection 2.1), 2.10, 3.1, 3.2, 4.1 and 6.6; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement, and excluding for purposes of Subsections 2.1 through 2.10, Section 3 and Section 4, any shares of Common Stock issued pursuant to a Special Mandatory Conversion.

1.40 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.41 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.42 “Revelation” means Revelation Healthcare Fund III, L.P.

1.43 “SEC” means the Securities and Exchange Commission.

1.44 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.45 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.46 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.47 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.48 “Series A Directors” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect, exclusively and as a separate series, pursuant to the Certificate of Incorporation.

1.49 “Series A Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock and Series A-2 Preferred Stock.

1.50 “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.0001 per share.

1.51 “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.0001 per share.

1.52 “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock are entitled to elect, exclusively and as a separate series, pursuant to the Certificate of Incorporation.

1.53 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.54 “Series C Director” means any director of the Company that the holders of record of the Series C Preferred Stock are entitled to elect, exclusively and as a separate series, pursuant to the Certificate of Incorporation.

1.55 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.56 “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.0001 per share.

1.57 “Series Seed-2 Preferred Stock” means shares of the Company’s Series Seed-2 Preferred Stock, par value $0.0001 per share.

1.58 “SPAC” means a publicly-traded special purpose acquisition company.

1.59 “SPAC Transaction” means a transaction or series of related transactions by merger, consolidation, share exchange or otherwise, of the Company with a SPAC or a subsidiary or affiliate thereof.

1.60 “VC Investors” means GV, LYFE, Revelation, Lifeforce Capital CHS Management, LLC, LFC Lifecycle III, LLC, LifeForce Capital Fund I, L.P., LifeForce Capital Fund II, L.P., Medical Excellence Capital Partners, LP, Medical Excellence Capital Partners II, LP, OrbiMed, ARCH, Frazier, Domain Partners IX, L.P., Section 32 Fund 2, LP, and EDB Investments Pte Ltd.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time during the period commencing on the date hereof and ending on the earlier of (i) four (4) years from the Initial Closing (as defined in the Purchase Agreement) and (ii) six (6) months after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to the Registrable Securities of such Holders having an aggregate offering price, net of Selling Expenses, of at least $10,000,000, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S‑3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.

2.11 “Market Stand‑off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter (in connection with the IPO) or the SPAC (in connection with a SPAC Transaction), during the period commencing on the date of (a) the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock under the Securities Act on a registration statement for the IPO or (b) the closing of the SPAC Transaction, and ending on the date specified by the Company or the managing underwriter (for the IPO) or the Company and the SPAC (for a SPAC Transaction) (such period not to exceed one hundred eighty (180) days),(i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (or, in the case of a SPAC Transaction, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital) held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, the common stock or share capital of the SPAC, as applicable, or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 (x) shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, shall not apply to any shares purchased in the IPO or SPAC Transaction (or any private placement consummated concurrently therewith) or in the open market following the IPO or SPAC Transaction and shall not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (y) shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), and (z) shall apply only to the IPO or SPAC Transaction. The underwriters in connection with such registration, and the SPAC in connection with a SPAC Transaction, are intended third‑party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the Company or the underwriters (in connection with such registration) or the SPAC (in connection with a SPAC Transaction) that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) Neither the Preferred Stock, any shares of Common Stock nor any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock shall be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event or SPAC Transaction (as each such term is defined in the Certificate of Incorporation);

(b) such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; or

(c) the fifth (5th) anniversary of the date of the IPO.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP and, unless such requirement is waived by the Board of Directors including the Requisite Preferred Directors (as defined in the Restated Certificate), audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty‑five (45) days after the end of each of the first four (4) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d) if requested by such Major Investor, as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors (including the Requisite Preferred Directors) and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that its counsel reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights.

(a) At any time when ARCH (together with its Affiliates) (i) continues to own beneficially at least 921,065 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), and (ii) is no longer entitled to designate a member of the Board of Directors pursuant to that certain Amended and Restated Voting Agreement, of even date herewith, by and among the Company, the Investors and the other parties named therein (the “Voting Agreement”), as it may be amended from time to time, the Company shall invite a representative of ARCH to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give (at the same time and in the same manner that notice is given to other directors) such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, as determined by Company’s counsel in good faith, or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor.

(b) At any time when OrbiMed, together with its Affiliates, continues to own beneficially at least 921,065 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), the Company shall invite a representative of OrbiMed to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give (at the same time and in the same manner that notice is given to other directors) such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, as determined by Company’s counsel in good faith, or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor.

(c) At any time when Frazier (together with its Affiliates) continues to own beneficially at least 921,065 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), the Company shall invite a representative of Frazier to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give (at the same time and in the same manner that notice is given to other directors) such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, as determined by Company’s counsel in good faith, or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor.

(d) At any time when LYFE (together with its Affiliates) continues to own beneficially at least 1,073,551 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), the Company shall invite a representative of LYFE to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give (at the same time and in the same manner that notice is given to other directors) such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, as determined by Company’s counsel in good faith, or result in disclosure of trade secrets or a conflict of interest or if such Investor or its representative is a Competitor.

3.4 Termination of Information Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event or SPAC Transaction, whichever event occurs first.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Major Investor Right of First Offer. Subject to the terms and conditions of this Section 4 and applicable securities laws, if the Company proposes to offer or sell any New Securities, each Major Investor shall have the right to purchase up to such Major Investor’s Pro Rata Portion of such New Securities. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, and (ii) its Affiliates; provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by a majority of the disinterested members of the Board of Directors, (y) agrees to enter into this Agreement and each of the Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith, each as amended from time to time, by and among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof).

4.2 Procedure.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. Notwithstanding the foregoing, the Company shall not be under any obligation to consummate any proposed issuance of New Securities regardless of whether it shall have delivered an Offer Notice hereunder and the Company may elect, at any time and in its sole and absolutely discretion, not to consummate any such proposed issuance of New Securities at any time for any reason following transmittal and delivery of an Offer Notice hereunder.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which such Major Investor has the right to purchase under Subsection 4.1. If two (2) or more types of New Securities are to be issued or New Securities are to be issued together with other types of securities, including debt securities, in a single transaction or related transactions, the rights to purchase New Securities granted to the Major Investors under this Section 4 must be exercised to purchase all types of New Securities and such other securities in the same proportion as such New Securities and other securities are to be issued by the Company.

(c) At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held (excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to a Special Mandatory Conversion), by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held (excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to a Special Mandatory Conversion), by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.2(c) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.2(d).

(d) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.2(c), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.2(c), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with Subsection 4.1 and this Subsection 4.2.

(e) The right of first offer in Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation), (ii) shares of Common Stock issued in the IPO, and (iii) the issuance of Additional Shares (as defined in the Purchase Agreement) pursuant to the Purchase Agreement. In addition to the foregoing, the right of first offer in Subsection 4.1 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) (A) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (B) such offering of Shares is otherwise being offered only to accredited investors or (ii) the issuance of securities, which constitutes a Potential CFIUS Transaction, to such Major Investor constitutes a “covered control transaction” or “covered investment” requiring, pursuant to the DPA, a CFIUS Filing.

4.3 Termination. The covenants set forth in Subsections 4.1 and 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event or SPAC Transaction, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company shall continue to maintain, from financially sound and reputable insurers general commercial liability insurance and Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as any Series A Director, Series B Director or Series C Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least three million dollars ($3,000,000.00) unless approved by the Series A Directors, Series B Director and Series C Director, the Investors who nominated the Series A Directors, Series B Director and Series C Director shall be named as additional insureds, and the Company shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Investors who nominated the Series A Directors, Series B Director and Series C Director a certification that such a Directors and Officers liability insurance policy remains in effect.

5.2 Employee Agreements. The Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in a form approved by the Board of Directors (including the Requisite Preferred Directors).

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including the Requisite Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board of Directors, including the Requisite Preferred Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board of Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Matters Requiring Approval of the Board of Directors. The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the Requisite Preferred Directors:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) incur any aggregate indebtedness in excess of $5,000,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except transactions resulting in payments to or by the Company in an aggregate amount less than $60,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(g) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $1,000,000.

5.5 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors and Observers for all reasonable business level out-of-pocket travel expenses and other expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors (or any committees of the Board of Directors) or performing their duties as directors.

5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.7 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors are venture capital firms or other similar professional investment organizations whose primary business is making cash investments in privately held companies, and as such reviews the business plans and related proprietary information of many enterprises (each a “Professional Investor”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, such Professional Investors shall not be liable to the Company for any claim arising out of, or based upon (i) the investment by such Professional Investors in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Professional Investors to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.8 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third‑party beneficiaries of this Subsection 5.8 and shall have the right, power and authority to enforce the provisions of this Subsection 5.8 as though they were a party to this Agreement.

5.9 CFIUS Covenants.

(a) The Company will not provide to any foreign person, as defined in the DPA, ownership, control, or rights that would constitute a “covered transaction” (as defined in 31 C.F.R. § 800.213), unless explicitly approved by the Board of Directors, including the Requisite Preferred Directors;

(b) Each Investor covenants that it will not permit any foreign person affiliated with Investor, whether affiliated as a limited partner or otherwise, to obtain through Investor any of the following with respect to the Company: (i) control (as defined in 31 C.F.R. § 800.208) of the Company; or (ii) if the Company produces, designs, tests, manufactures, fabricates, or develops one or more critical technologies (as defined in 31 C.F.R. § 800.215) and only with respect to any foreign person that is not an excepted investor (as defined in 31 C.F.R. § 800.219) (a) access to any material nonpublic technical information (as defined in 31 C.F.R. § 800.232) in the possession of the Company (which shall not include financial information about the Company); (b) membership or observer rights on the Board of Directors or the right to nominate an individual to a position on the Board of Directors; or (c) any involvement (other than through voting of shares) in substantive decision making (as defined in 31 C.F.R. §§ 800.229 and 800.245) of the Company regarding the use, development, acquisition, or release of any of the Company’s critical technologies (as defined in 31 C.F.R. § 800.215);

(c) In the event the Company determines a Potential CFIUS Transaction with respect to an Investor or group or of Investors constitutes a “covered control transaction” or “covered investment” within the meaning of the DPA requiring a CFIUS Filing and does not otherwise fall within an exemption in the DPA, each of the Company and such Investor or Investors hereto agrees to use its reasonable best efforts to do or cause to obtain CFIUS Approval. Such reasonable best efforts shall include the following:

(i) Engage in the pre-notice consultation process with CFIUS;

(ii) As promptly as practicable, either (A) file with CFIUS a Declaration regarding the Potential CFIUS Transaction or (B) submit a draft CFIUS Notice to CFIUS regarding the Potential CFIUS Transaction;

(iii) If a Declaration has been filed in accordance with clause (ii) above, as promptly as practicable and, in any event, within fifteen (15) Business Days after the receipt by the parties of written notification (including by e-mail) from CFIUS that, based on its assessment of the Declaration, CFIUS either (1) requests the parties submit a CFIUS Notice or (2) is not able to complete action under the DPA on the basis of the Declaration, file a draft CFIUS Notice in accordance with the DPA, unless the parties otherwise agree to complete the transaction;

(iv) As promptly as practicable, and in any event, within five (5) Business Days after receipt by the parties of CFIUS notification (including by telephone or by e-mail) that CFIUS has no further comment on a draft CFIUS Notice submitted in accordance with either clause (ii) or (iii) above, submit to CFIUS a formal CFIUS Notice in accordance with the DPA;

(v) Promptly and, in all events, within the timeframes set forth in the DPA, provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with a CFIUS Filing or obtaining CFIUS Approval; and

(vi) With respect to such Investor or Investors, such reasonable best efforts shall also include agreeing to any reasonable condition, restriction or other action required by CFIUS in order to obtain CFIUS Approval.

5.10 Cybersecurity. The Company shall use commercially reasonable efforts to ensure that its cybersecurity solution(s) (“Cybersecurity Solutions”) (x) are up-to-date and include industry-standard protections (e.g., antivirus, endpoint detection and response and threat hunting), (y) to the extent determined necessary by the Company or its Board of Directors, are backed by a breach prevention warranty from the vendor certifying the effectiveness of such solutions, and (z) require the vendors to notify the Company of any security incidents posing a risk to the Company’s information (regardless of whether information was actually compromised). The Company shall evaluate on a regular basis whether the Cybersecurity Solutions should be updated to ensure continued effectiveness and industry-standard protections. The Company shall also educate its employees about the proper use and storage of sensitive information, including regular training as determined reasonably necessary by the Company or its Board of Directors.

5.11 Expenses of Counsel and Transaction Assistance in an IPO and Sale of the Company.

(a) Expense Reimbursement. In the event of an IPO or a transaction that is a Sale of the Company (as defined in the Amended and Restated Voting Agreement of even date herewith among the Investors, the Company and the other parties named therein) (each, a “Reimbursed Transaction”), the reasonable fees and disbursements, not to exceed $50,000 in the aggregate, of one counsel for the Investors (“Investor Counsel”), solely in their capacities as stockholders, shall be borne and paid by the Company.

(b) Sale of the Company. At the outset of considering a transaction, which if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions, which, individually or when aggregated with others, would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s).

(c) IPO. If in connection with the IPO the underwriters or the Company request the execution of additional agreements pursuant to Section 2.11, the Company shall share (and cause the Company’s underwriters or their counsel to share) the form of such agreement with the Investor Counsel no less than ten (10) days prior to the deadline for execution such agreement, and in any event, no later than twenty (20) days prior to the first public filing of a registration statement in connection with the IPO. The Company shall use commercially reasonable efforts to provide ten (10) days’ advanced written notice to Investor Counsel of any deadlines for written information that may be required by the Company to be furnished or reviewed by or on behalf of any Holder to be used in connection with the IPO (e.g., information relating to beneficial ownership, director biographies, and summaries of material contracts to which Holder is a party).

(d) Joint Defense/Common Interest Agreement. In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense/common interest agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company’s counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense and/or common interest agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.12 Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.6, 5.8 and 5.11(a), shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event or SPAC Transaction, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member, partner or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 30% of such original Holder’s shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member, or partner; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Randy Socol, DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121.

(b) Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding and issued or issuable in respect of the Preferred Stock; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4.1 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); (b) Subsections 3.1, 3.2 and 3.4, and Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors; provided, that to the extent such rights are waived on behalf of all Major Investors but a Major Investor and/or its Affiliates purchases New Securities in such transaction, then all Major Investors shall be re-presented with the opportunity to purchase up to the same percentage (not to exceed 100%) of its pro rata share of New Securities issued in such transaction as was purchased by the Major Investor purchasing the largest percentage of its pro rata share of New Securities in such transaction, (c) for so long as ARCH, together with its Affiliates, continues to own beneficially at least 921,065 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), neither Subsection 3.3(a) nor this clause (c) of this Subsection 6.6 may be amended, modified, terminated or waived without the written consent of ARCH, (d) for so long as OrbiMed, together with its Affiliates, continues to own beneficially at least 921,065 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), neither Subsection 3.3(b) nor this clause (d) of this Subsection 6.6 may be amended, modified, terminated or waived without the written consent of OrbiMed, (e) for so long as Frazier, together with its Affiliates, continues to own beneficially at least 921,065 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), neither Subsection 3.3(c) nor this clause (e) of this Subsection 6.6 may be amended, modified, terminated or waived without the written consent of Frazier, and (f) for so long as LYFE, together with its Affiliates, continues to own beneficially at least 1,073,551 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, but excluding shares of Common Stock issued upon conversion of Preferred Stock pursuant to a Special Mandatory Conversion), neither Subsection 3.3(d) nor this clause (f) of this Subsection 6.6 may be amended, modified, terminated or waived without the written consent of LYFE. Further, this Agreement may not be amended, modified or terminated, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of a majority of the Registrable Securities held by the Key Holders (i) who are individuals then providing services to the Company as officers, employees, advisors, directors or consultants, or (ii) that are entities a majority of the voting securities (or in the case of a trust, at least fifty percent (50%) of the beneficial interests in such trust) of which are held directly or indirectly by individuals then providing services to the Company as officers, employees, advisors, directors or consultants. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company's Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) together with the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state or federal courts of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Remainder of Page Intentionally Left Blank.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

ASPEN NEUROSCIENCE, INC.

By:	/s/ Damien McDevitt, Ph.D.
Name:	Damien McDevitt, Ph.D.
Title:	Chief Executive Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

DAMIEN MCDEVITT AND PAMELA
MARNELL-MCDEVITT, CO-TRUSTEES OF
THE MARNELL-MCDEVITT FAMILY TRUST
DATED MAY 2, 2019

By:	/s/Damien McDevitt
Name:	Damien McDevitt
Title:	Co-Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DLA PIPER VENTURE FUND 2019, LLC

By:	DLA Piper LLP (US)
Its:	Managing Member

By:	/s/Randy Socol
Name:	Randy Socol
Title:	Partner

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DLA PIPER VENTURE FUND 2022, LLC

By:	DLA Piper LLP (US)
Its:	Managing Member

By:	/s/Randy Socol
Name:	Randy Socol
Title:	Partner

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

REVELATION HEALTHCARE FUND III, L.P.

By:	Revelation Healthcare Fund III GP, LLC
Its:	General Partner

By:	/s/Mike Boggs
Name:	Mike Boggs
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Korea Investment & Securities Co., LTD,
not in its corporate capacity but solely in its capacity as trustee on behalf of Timefolio the Time-M2 Private Investment Trust

By:	/s/Sung-Hwan Kim
Name:	Sung-Hwain
Title:	President

Korea Investment & Securities Co., LTD,
not in its corporate capacity but solely in its capacity as trustee on behalf of Timefolio the Time-A2 Private Investment Trust

By:	/s/Sung-Hwan Kim
Name:	Sung-Hwain
Title:	President

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Angelyn LowE

/s/Angelyn Lowe

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GILEAD SCIENCES, INC.

By:	/s/ Andrew Dickinson
Name:	Andrew Dickinson
Title:	Chief Financial Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

APOLLO PROJECTS, LP

By:	/s/Carmen Beckwith
Name:	Carmen Beckwith
Title:	Authorized Signer

Hydrazine Capital IV L.P.

By:	/s/Carmen Beckwith
Name:	Carmen Beckwith
Title:	Authorized Signer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ARCH VENTURE FUND X, L.P.

By:	ARCH Venture Partners X, L.P.
Its General Partner
By:	ARCH Venture Partners X, LLC
Its General Partner

By:	/s/Mark McDonnell
Name:	Mark McDonnell
Title:	Managing Director

ARCH VENTURE FUND X OVERAGE, L.P.

By:	ARCH Venture Partners X Overage, L.P.
Its General Partner
By:	ARCH Venture Partners X, LLC
Its General Partner

By:	/s/Mark McDonnell
Name:	Mark McDonnell
Title:	Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AXON HOLDINGS, LLC SERIES XXI – ASPEN C

By:	Axon Managers, LLC
Its Manager

By:	/s/Andrew Spaventa
Name:	Andrew Spaventa
Title:	Manager

AXON HOLDINGS, LLC SERIES XIII – ASPEN SeeD

By:	Axon Managers, LLC
Its Manager

By:	/s/Andrew Spaventa
Name:	Andrew Spaventa
Title:	Manager

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

2024 Corinne Marie Daniel Irrevocable Trust Dated 12/19/2024

By:	/s/Corinne Daniel
Name:	Corinne Daniel
Title:	Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

2024 Lyle Robert Daniel Irrevocable Trust Dated 12/19/2024

By:	/s/Lyle Daniel
Name:	Lyle Daniel
Title:	Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Catalyst4, Inc.

By:	/s/ Robert Brown
Name:	Robert Brown
Title:	President

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CHRISTOPHER AND REBECCA TWOMEY, CO-TRUSTEES OF THE CHRISTOPHER AND REBECCA TWOMEY TRUST, UTD SEPTEMBER 20, 2002

By:	/s/Christopher Twomey
Name:	Christopher Twomey
Title:	Co-Trustee

TWOMEY FAMILY INVESTMENTS

By:	/s/Christopher Twomey
Name:	Christopher Twomey
Title:	Co-Manager

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CLEOCATRA, LLC

By:	/s/David L. Radunsky
Name:	David L. Radunsky
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CRAIG NEWMAN

/s/Craig Newman

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DOMAIN PARTNERS IX, L.P.

By:	One Palmer Square Associates IX, L.L.C.
Its General Partner

By:	/s/Kim Kamdar
Name:	Kim Kamdar
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

EDB INVESTMENTS PTE LTD

By:	/s/Jolene Ooi
Name:	Jolene Ooi
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ELI GLEZER

/s/Eli Glezer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HASNAIN REVOCABLE TRUST

By:	/s/Faheem Hasnain
Name:	Faheem Hasnain
Title:	Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FRAZIER LIFE SCIENCES X, L.P.

By:	FHMLS X, L.P.
Its General Partner
By:	FHMLS X, L.L.C.
Its General Partner

By:	/s/Patrick Heron
Name:	Patrick Heron
Title:	Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GV 2021, L.P.

By:	GV 2021 GP, L.P., its General Partner
By:	GV 2021 GP, L.L.C., its General Partner

By:	/s/Inga Goldbard
Name:	Inga Goldbard
Title:	General Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LIFEFORCE CHS MANAGEMENT

By:	/s/John Noonan
Name:	John Noonan
Title:	Authorized Signatory

LFC LIFECYCLE III, LLC

By:	/s/John Noonan
Name:	John Noonan
Title:	Authorized Signatory

LIFEFORCE CAPITAL FUND I, L.P.

By:	LifeForce Capital Fund I GP, LLC,
its General Partner

By:	/s/John Noonan
Name:	John Noonan
Title:	Authorized Signatory

LIFEFORCE CAPITAL FUND II, L.P.

By:	/s/John Noonan
Name:	John Noonan
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LYFE CAPITAL FUND III (PHOENIX), L.P.

By:	/s/Yao Li Ho
Name:	Yao Li Ho
Title:	Member of GP

LYFE CAPITAL FUND IV (PHOENIX), L.P.

By:	/s/Yao Li Ho
Name:	Yao Li Ho
Title:	Member of GP

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MEDICAL EXCELLENCE CAPITAL PARTNERS, LP

By:	Medical Excellence GP, LLC, its General Partner

By:	/s/John Prufeta
Name:	John Prufeta
Title:	Authorized Signatory

MEDICAL EXCELLENCE CAPITAL PARTNERS II, LP

By:	Medical Excellence II GP, LLC, its General Partner

By:	/s/John Prufeta
Name:	John Prufeta
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MICHAEL AND STEPHANIE RADUNSKY

By:	/s/Michael Radunsky
Name:	Michael Radunsky

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS VII, LP

By:	OrbiMed Capital GP VII LLC,
Its General Partner
By:	OrbiMed Advisors LLC,
Its Managing Member

By:	/s/ Peter Thompson
Name:	Peter Thompson
Title:	Member

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Prebys Ventures I, LLC

By:	/s/Gil Avarado
Name:	Gil Avarado
Title:	Chief Financial and Investment Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Sandor Hatvany

/s/Sandor Hatvany

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

TAMALPAIS GROUP INVESTMENT I LLC

By:	/s/Rupert Montagu
Name:	Rupert Montagu
Title:	Manager

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SECTION 32 FUND 2, LP

By:	Section 32 GP 2, LLC Its General Partner

By:	/s/Nina Labatt
Name:	Nina Labatt
Title:	COO & CFO

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MIRAE ASSET SAGE INVESTMENT FUND II (CO-GP)

By:	Mirae Asset Capital Co., Ltd., its General Partner

By:	/s/Lee Man Hee
Name:	Lee Man Hee
Title:	Chief Executive Officer

By:	Mirae Asset Venture Investment Co., Ltd., its General Partner

By:	/s/Eung Suk Kim
Name:	Eung Suk Kim
Title:	Chief Executive Officer

MIRAE ASSET – CELLTRION NEW GROWTH FUND I

By:	Mirae Asset Capital Co., Ltd., its General Partner

By:	/s/Lee Man Hee
Name:	Le Man Hee
Title:	Chief Executive Officer

Mirae Asset Capital Co., Ltd.

By:	/s/Lee Man Hee
Name:	Le Man Hee
Title:	Chief Executive Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DIANE MARIE OLSON POOL

/s/Diane Marie Olson Pool

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALEXANDRIA VENTURE INVESTMENTS, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, Inc., a Maryland corporation Its Managing Member

By:	/s/Hilary Levin
Name:	Hilary Levin
Title:	VP – Venture Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE SOCOL FAMILY TRUST U/T/D 7/6/04

By:	/s/Randy Socol
Name:	Randy Socol
Title:	Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GAINGELS 10X CAPITAL DIVERSITY FUND I, LP

By:	GAINGELS 10X CAPITAL DIVERSITY GP I, LLC, its General Partner

By:	/s/Paul Grossinger
Name:	Paul Grossinger
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PLATINUM FALCON B 2018 RSC LIMITED

By:	/s/ Mohamed Fahed Mohamed Al Mazrouei
Name:	Mohamed Fahed Mohamed Al Mazrouei
Title:	Director

By:	/s/ Mubarak AlAmeri
Name:	Mubarak AlAmeri
Title:	Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Atlas Private Holdings VIII, LLC
By:	Balyasny Asset Management L.P., its Manager

By:	/s/ David Mitchell
Name:	David Mitchell
Title:	Senior Deputy General Counsel

By:	/s/Mark Romis
Name:	Mark Romis
Title:	Deputy General Counsel

AEF PLUS PRIVATES FUND, LLC
By:	Balyasny Asset Management L.P., its Manager

By:	/s/ David Mitchell
Name:	David Mitchell
Title:	Senior Deputy General Counsel

By:	/s/Mark Romis
Name:	Mark Romis
Title:	Deputy General Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

STUART E. BUILDER, PH.D. AND REV. DR. POLLY MOORE, JTWROS

/s/Stuart E. Builder, Ph.D.
Stuart E. Builder, Ph.D.

Signature Page to Amended and Restated Investors’ Rights Agreement

I IN WITNESS WHEREOF, the parties have executed this Amended & Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Q Healthcare Holdings LLC

By:	/s/Mohammed Al-Mosallam
Name:	Mohammed Al-Mosallam
Title:	Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CORMORANT PRIVATE HEALTHCARE FUND V, LP
By: Cormorant Private Healthcare GP V, LLC

By:	/s/Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

CORMORANT PRIVATE HEALTHCARE FUND VI, LP
By: Cormorant Private Healthcare GP VI, LLC

By:	/s/Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP
By: Cormorant Global Healthcare GP, LLC

By:	/s/Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

Signature Page to Amended and Restated Investors’ Rights Agreement

SCHEDULE A

INVESTORS

Name and Address
Alexandria Venture Investments, LLC
Angelyn Lowe
Apollo Projects, LP
ARCH Venture Fund X, L.P.
ARCH Venture Fund X Overage, L.P.
Axon Holdings, LLC Series XIII – Aspen Seed Axon Holdings, LLC Series XXI – Aspen C
Christopher and Rebecca Twomey, Co-Trustees of the Christopher and Rebecca Twomey Trust, UTD September 20, 2002
Cleocatra, LLC
Craig Newman
Diane Marie Olson Pool
DLA Piper Venture Fund 2019, LLC DLA Piper Venture Fund 2022, LLC
Domain Partners IX, L.P.
EDB Investments Pte. Ltd.
Eli Glezer
Frazier Life Sciences X, L.P.
GAINGELS ASPEN NEUROSCIENCE LLC
GAINGELS 10X CAPITAL DIVERSITY FUND I, LP
GILEAD SCIENCES, INC.
Global Bio Growth Fund III
GV 2021, L.P.
Hasnain Revocable Trust
LFC LIFECYCLE III, LLC

LIFEFORCE CHS Management, LLC
LIFEFORCE CAPITAL Fund I, L.P. LIFEFORCE CAPITAL Fund II, L.P.
LYFE Capital Fund III (Phoenix), L.P.
LYFE Capital Fund IV (Phoenix), L.P.
Medical Excellence Capital Partners, LP Medical Excellence Capital Partners II, LP
Michael and Stephanie Radunsky
Mirae Asset Sage Investment Fund II (co-GP)
Mirae Asset – Celltrion New Growth Fund I
OrbiMed Private Investments VII, LP
Platinum Falcon B 2018 RSC Limited
Revelation Partners Sandor Hatvany
Section 32 Fund 2, LP
Stuart E. Builder, Ph.D. and Rev. Dr. Polly Moore, JTWROS
Tamalpais Group Investment I LLC
The Socol Family Trust U/T/D 7/6/04
Twomey Family Investments LLC
Atlas Private Holdings VIII, LLC
AEF Plus Privates Fund, LLC
Catalyst4, Inc.
Hydrazine Capital IV. L.P.
Korea Investment & Securities Co., LTD, not in its corporate capacity but solely in its capacity as trustee on behalf of timefolio the time-M2 Private Investment Trust

Korea investment & securities co., ltd, not in its corporate capacity but solely in its capacity as trustee on behalf of timefolio the time-A2 private investment trust

LifeForce CHS Management

Prebys Ventures I, LLC

Q HEALTHCARE HOLDING LLC 2024 Corinne Marie Daniel Irrevocable Trust Dated 12/19/2024 2024 Lyle Robert Daniel Irrevocable Trust Dated 12/19/2024 Cormorant Private Healthcare Fund V, LP
Cormorant Private Healthcare Fund VI, LP
Cormorant Global Healthcare Master Fund, LP

SCHEDULE B

KEY HOLDERS

Name and Address
The Barker/Loring Trust Dated August 27, 2013
Andres Bratt-Leal

Damien McDevitt and Pamela Marnell-McDevitt, Co-trustees of the Marnell-McDevitt Family Trust dated May 2, 2019

CONOR McDEVITT 2025 IRREVOCABLE TRUST

FINN McDEVITT 2025 IRREVOCABLE TRUST

ARAN McDEVITT 2025 IRREVOCABLE TRUST